Exhibit 4.3


                              HEXCEL CORPORATION

                             INCENTIVE STOCK PLAN

          I.   PURPOSE

               This Incentive Stock Plan (the "Plan") is an amendment and restatement of the Hexcel Corporation Long-Term Incentive Plan and the Hexcel Corporation 1995 Directors' Stock Option Plan which combines the two Plans and increases the number of shares available under the Plans. The Plan is intended to attract, retain and provide incentives to Employees, officers, Directors and consultants of the Corporation, and to thereby increase overall shareholders' value. The Plan generally provides for the granting of stock, stock options, stock appreciation rights, restricted shares, other stock-based awards or any combination of the foregoing to the eligible participants.

          II.  DEFINITIONS

               (a) "Award" includes, without limitation, stock options (including Director Options and incentive stock options within the meaning of Section 422(b) of the Code) with or without stock appreciation rights, dividend equivalent rights, stock awards, restricted share awards, or other awards that are valued in whole or in part by reference to, or are otherwise based on, the Common Stock ("other Common Stock-based Awards"), all on a stand alone, combination or tandem basis, as described in or granted under this Plan.

               (b) "Award Agreement" means a written agreement setting forth the terms and conditions of each Award made under this Plan.

               (c) "Board" means the Board of Directors of the Corporation.

               (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

               (e) "Committee" means the Executive Compensation and Organization Committee of the Board or such other committee of the Board as may be designated by the Board from time to time to administer this Plan.

               (f) "Common Stock" means the $.01 par value common stock of the Corporation.

               (g)  "Corporation" means Hexcel Corporation, a
          Delaware corporation.

               (h)  "Director" means a member of the Board.

               (i) "Director Option" means a stock option granted pursuant to Section VII hereof to a Director.

               (j) "Director Optionee" means a recipient of an Award of a Director Option.

               (k) "Employee" means an employee of the Corporation or a Subsidiary.

               (l)  "Exchange Act" means the Securities Exchange
          Act of 1934, as amended.

               (m) "Fair Market Value" means the closing price for the Common Stock as reported in publications of general circulation for the New York Stock Exchange Composite Transactions on such date, or, if there were no sales on the valuation date, on the next preceding date on which such closing price was recorded; provided, however, that the Committee may specify some other definition of Fair Market Value with respect to any particular Award.

               (n) "Participant" means an Employee, officer, director or consultant who has been granted an Award under the Plan.

               (o)  "Plan Year" means a calendar year.

               (p) "Subsidiary" means any corporation or other entity, whether domestic or foreign, in which the Corporation has or obtains, directly or indirectly, a proprietary interest of more than 50% by reason of stock ownership or otherwise.

          III. ELIGIBILITY

               Any Employee, officer, Director or consultant of the Corporation or Subsidiary selected by the Committee is eligible to receive an Award pursuant to Section VI hereof; provided, however, a Director shall not be eligible to receive such an Award if he is (i) a member of the Committee; (2) a member of a committee administering any other stock option, stock appreciation, stock bonus or other stock plan of the Corporation or any Subsidiary unless such plan does not permit participation by Directors; or (3) a former (within one year) member of the Committee or any committee administering any other such plan. Directors described in Section VII(a) hereof are eligible to receive Awards of Director Options pursuant to Section VII.

          IV.  PLAN ADMINISTRATION

               (a) Except as otherwise determined by the Board, the Plan shall be administered by the Committee. The Board, or the Committee to the extent determined by the Board, shall periodically make determinations with respect to the participation of Employees, officers, Directors and consultants in the Plan and, except as otherwise required by law or this Plan, the grant terms of Awards, including vesting schedules, price, restriction or option period, dividend rights, post-retirement and termination rights, payment alternatives such as cash, stock, contingent awards or other means of payment consistent with the purposes of this Plan, and such other terms and conditions as the Board or the Committee deems appropriate which shall be contained in an Award Agreement with respect to a Participant.

               (b) The Committee shall have authority to interpret and construe the provisions of the Plan and any Award Agreement and make determinations pursuant to any Plan provision or Award Agreement which shall be final and binding on all persons. No member of the Committee shall be liable for any action or determination made in good faith, and the members shall be entitled to indemnification and reimbursement in the manner provided in the Corporation's Certificate of Incorporation, as it may be amended from time to time.

               (c) The Committee shall have the authority at any time to provide for the conditions and circumstances under which Awards shall be forfeited. The Committee shall have the authority to accelerate the vesting of any Award and the time at which any Award becomes exercisable.

          V.   CAPITAL STOCK SUBJECT TO THE PROVISIONS OF THIS PLAN

               (a) The capital stock subject to the provisions of this Plan shall be shares of authorized but unissued Common Stock and shares of Common Stock held as treasury stock. Subject to adjustment in accordance with the provisions of Section XI, and subject to Section V(c) below, the maximum number of shares of Common Stock that shall be available for grants of Awards under this Plan shall be 3,000,000.

               (b) The grant of a restricted share Award shall be deemed to be equal to the maximum number of shares which may be issued under the Award. Awards payable only in cash will not reduce the number of shares available for Awards granted under the Plan.

               (c) There shall be carried forward and be available for Awards under the Plan, in addition to shares available for grant under paragraph (a) of this Section V, all of the following: (i) any unused portion of the limit set forth in paragraph (a) of this Section V; (ii) shares represented by Awards which are cancelled, forfeited, surrendered, terminated, paid in cash or expire unexercised; and (iii) the excess amount of variable Awards which become fixed at less than their maximum limitations.

          VI.  DISCRETIONARY AWARDS UNDER THIS PLAN

               As the Board or Committee may determine, the following types of Awards and other Common Stock-based
          Awards may be granted under this Plan on a stand alone, combination or tandem basis:

               (a) Stock Option. A right to buy a specified number of shares of Common Stock at a fixed exercise price during a specified time, all as the Committee may determine.

               (b) Incentive Stock Option. An Award which may be granted only to Employees in the form of a stock option which shall comply with the requirements of Code Section 422 or any successor section as it may be amended from time to time. The exercise price of any incentive stock option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant of the incentive stock option Award. Subject to adjustment in accordance with the provisions of Section XI, the aggregate number of shares which may be subject to incentive stock option Awards under this Plan shall not exceed the maximum number of shares provided in paragraph
          (a) of Section V above. To the extent that Code Section 422 requires certain provisions to be set forth in a written plan, said provisions are incorporated herein by this reference.

               (c) Stock Option in lieu of Compensation Election. A right given with respect to a year to a Director, officer or key Employee to elect to exchange annual retainers, fees or compensation for stock options.

               (d) Stock Appreciation Right. A right which may or may not be contained in the grant of a stock option or incentive stock option to receive the excess of the Fair Market Value of a share of Common Stock on the date the option is surrendered over the option exercise price or other specified amount contained in the Award Agreement.

               (e) Restricted Shares. A transfer of Common Stock to a Participant subject to forfeiture until such restrictions, terms and conditions as the Committee may determine are fulfilled.

               (f) Dividend or Equivalent. A right to receive dividends or their equivalent in value in Common Stock, cash or in a combination of both with respect to any new or previously existing Award.

               (g) Stock Award. An unrestricted transfer of ownership of Common Stock.

               (h) Other Stock-Based Awards. Other Common Stock-based Awards which are related to or serve a similar function to those Awards set forth in this Section VI.

          VII. FORMULA AWARDS UNDER THIS PLAN

               In addition to Awards that may be granted pursuant to Section VI hereof, Director Options shall be granted as provided below:

               (a)  Grants of Director Options.

                    (i) As of April 4, 1995, each Director shall be granted an Option to acquire 40,000 shares of Common Stock upon the terms and subject to the conditions set forth in the Plan and this Section VII. With respect to any individual who becomes a Director after April 4, 1995 who is not also a full-time employee of the Corporation or any Subsidiary (provided such individual has not previously received a grant pursuant to this Section VII(a)(i)), such individual shall be granted as of the date of his election or appointment as a Director a Director Option to acquire 40,000 shares of Common Stock upon the terms and subject to the conditions set forth in the Plan and this Section VII.

                    (ii) On April 4, 1996 and on each anniversary of such date through and including April 4, 2000, each Director who is not on such date also a full-time employee of the Corporation or any Subsidiary shall be granted a Director Option to acquire 2,000 shares of Common Stock upon the terms and subject to the conditions set forth in the Plan and this Section VII.

                    (iii) If on any date when Options are to be granted pursuant to Section VII(a)(i) or (ii) the total number of shares of Common Stock as to which Director Options are to be granted exceeds the number of shares of Common Stock remaining available under the Plan, there shall be a pro rata reduction in the number of shares of Common Stock as to which each Director Option is granted on such day.

               (b)  Terms of Director Options.

                    The terms of each Director Option granted under this Section VII shall be determined by the Board consistent with the provisions of the Plan, including the following:

                    (i) The purchase price of the shares of Common Stock subject to each Director Option shall be equal to the Fair Market Value of such shares on the date such option is granted.

                    (ii) Each Director Option shall be exercisable as to one-third of the shares subject thereto immediately upon the grant of the option and as to an additional one-third of such shares on the first and second anniversary of the date of such grant.

                    (iii) Shares of Common Stock obtained upon exercise of a Director Option may not be sold until six months after the date such option was granted.

                    (iv) Each Director Option shall expire ten years after the granting thereof. Each Director Option shall be subject to earlier expiration as expressly provided in Section VII(c) hereof.

               (c)  Disability, Death or Termination of Director
          Status, Change in Control.

                    (i)  If a Director Optionee ceases to be a
          Director for any reason other than his disability or death, each Director Option held by him to the extent exercisable on the effective date of his ceasing to be a Director shall remain exercisable until the earlier to occur of (i) the first anniversary of such effective date and (ii) the expiration of the stated term of the Director Option; provided, however, that if the Director Optionee is removed, withdraws or otherwise ceases to be a Director due to his fraud, dishonesty or intentional misrepresentation in connection with his duties as a Director or his embezzlement, misappropriation or conversion of assets or opportunities of the Corporation or any Subsidiary, all unexercised Director Options held by the Director Optionee shall expire forthwith. Each Director Option held by the Director Optionee to the extent not exercisable on the effective date of his ceasing to be a Director for any reason other than his disability or death shall expire forthwith.

                    (ii) If a Director Optionee ceases to be a Director as a result of his disability or death, each Director Option held by him to the extent that the Director Option is exercisable on the effective date of his ceasing to be a Director shall remain exercisable by the Director Optionee or the Director Optionee's executor, administrator, legal representative or beneficiary, as the case may be, until the earlier to occur of (x) the third anniversary of such effective date and (y) the expiration of the stated term of the Director Option. Each Director Option held by the Director Optionee to the extent not exercisable on the effective date of his ceasing to be a Director as a result of his disability or death shall expire forthwith.

                    (iii) In the event of a Change in Control
          (as hereinafter defined) while a Director Optionee is a Director, each Director Option held by the Director Optionee to the extent not then exercisable shall thereupon become exercisable. If a Change in Control occurs on or before the effective date of a Director Optionee's ceasing to be a Director, the provisions of this subsection (iii) shall govern with respect to the exercisability of the Director Options held by him as of the date on which the Director Optionee ceases to be a Director and the provisions of subsection (i) or (ii) of this Section VII(c) shall govern with respect to the period of time during which such Director Options shall remain exercisable. For purposes of this subsection
          (iii), "Change in Control" means:

                         (A)  An acquisition by any person (within
               the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")) who is not as of the date of consummation of the Corporation's 1995 rights offering to shareholders of the Corporation the beneficial holder of at least 10% of the Corporation's then outstanding common stock, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (x) the then outstanding common stock (the "Outstanding Corporation Common Stock") or (y) the combined voting power of the then outstanding common stock entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); excluding, however, the following: (1) any acquisition of Outstanding Corporation Common Stock by the Corporation, (2) any acquisition of Outstanding Corporation Common Stock by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (3) any acquisition of Outstanding Corporation Common Stock by any person pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (C) of this definition; or

                         (B)  A change in the composition of the
               Board such that the individuals who, as of the effective date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this definition, that any individual who becomes a Director subsequent to such effective date, whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least a majority of those individuals who are Directors and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person or legal entity other than the Board shall not be so considered as a member of the Incumbent Board; or

                         (C)  The approval by the stockholders of
               the Corporation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation ("Corporate Transaction"); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the Beneficial Owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding common stock, and the combined voting power of the then outstanding common stock entitled to vote generally in the election of directors, as the case may be, of the company resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (2) no person (other then the Corporation, any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed with respect to the Corporation prior to the Corporate Transaction and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the board of directors of the corporation resulting from such Corporate Transaction; or

                         (D)  The approval by the stockholders of
               the Corporation of a complete liquidation or dissolution of the Corporation.

          VIII.     AWARD AGREEMENTS

               Each Award under the Plan shall be evidenced by an Award Agreement setting forth the terms and conditions of the Award and executed by the Corporation and Participant.

          IX.  OTHER TERMS AND CONDITIONS

               (a) Assignability. Unless provided to the contrary in any Award, no Award shall be assignable or transferable except by will, by the laws of descent and distribution and during the lifetime of a Participant, the Award shall be exercisable only by such Participant. No Award granted under the Plan shall be subject to execution, attachment or process.

               (b)  Termination of Employment or Other
          Relationship. Except as provided in Section VII(c) with respect to Director Options, the Committee shall determine the disposition of the grant of each Award in the event of the retirement, disability, death or other termination of a Participant's employment or other relationship with the Corporation or a Subsidiary.

               (c) Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to shares covered by an Award until the date the Participant is the holder of record. No adjustment will be made for dividends or other rights for which the record date is prior to such date.

               (d)  No Obligation to Exercise.  The grant of an
          Award shall impose no obligation upon the Participant to exercise the Award.

               (e) Payments by Participants. The Committee may determine that Awards for which a payment is due from a Participant may be payable: (i) in U.S. dollars by personal check, bank draft or money order payable to the order of the Corporation, by money transfers or direct account debits; (ii) through the delivery or deemed delivery based on attestation to the ownership of shares of Common Stock with a Fair Market Value equal to the total payment due from the Participant; (iii) pursuant to a broker-assisted "cashless exercise" program if established by the Corporation; (iv) by a combination of the methods described in (i) through (iii) above; or (v) by such other methods as the Committee may deem appropriate.

               (f) Withholding. Except as otherwise provided by the Committee, (i) the deduction of withholding and any other taxes required by law will be made from all amounts paid in cash and (ii) in the case of payments of Awards in shares of Common Stock, the Participant shall be required to pay the amount of any taxes required to be withheld prior to receipt of such stock, or alternatively, a number of shares the Fair Market Value of which equals the amount required to be withheld may be deducted from the payment.

               (g) Restrictions on Sale and Exercise. With respect to officers and directors for purposes of Section 16 of the Exchange Act, and if required to comply with rules promulgated thereunder, (i) no Award providing for exercise, a vesting period, a restriction period or the attainment of performance standards shall permit unrestricted ownership of Common Stock by the Participant for at least six months from the date of grant, and (ii) Common Stock acquired pursuant to this Plan (other than Common Stock acquired as a result of the granting of a "derivative security") may not be sold for at least six months after acquisition.

               (h) Maximum Awards. The maximum number of shares of Common Stock that may be issued to any single
          Participant pursuant to options under this Plan is equal to the maximum number of shares provided for in paragraph
          (a) of Section V

          X.   TERMINATION, MODIFICATION AND AMENDMENTS

               (a) The Plan may from time to time be terminated, modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Corporation present or represented and entitled to vote at a duly held stockholders meeting.

               (b) The Board may at any time terminate the Plan or from time to time make such modifications or amendments of the Plan as it may deem advisable; provided, however, that the Board shall not make any amendments to the Plan which require stockholder approval under applicable law, rule or regulation unless the same shall be approved by the requisite vote of the Corporation's stockholders.

               (c) No termination, modification or amendment of the Plan may adversely affect the rights conferred by an Award without the consent of the recipient thereof.

               (d)  Notwithstanding anything herein to the
          contrary, the provisions of Section VII shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.

          XI.   RECAPITALIZATION

               The aggregate number of shares of Common Stock as to which Awards may be granted to Participants, the number of shares thereof covered by each outstanding Award, and the price per share thereof in each such Award, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Corporation, or other change in corporate or capital structure; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated. The Committee may also make the foregoing changes and any other changes, including changes in the classes of securities available, to the extent it is deemed necessary or desirable to preserve the intended benefits of the Plan for the Corporation and the Participants in the event of any other reorganization, recapitalization, merger, consolidation, spin-off, extraordinary dividend or other distribution or similar transaction.

          XII.  NO RIGHT TO EMPLOYMENT

               Except as provided in Section VII with respect to Director Options, no person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or in the other relationship with, the Corporation or a Subsidiary. Further, the Corporation and each Subsidiary expressly reserve the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any Award Agreement issued hereunder.

          XIII.     GOVERNING LAW

               To the extent that federal laws do not otherwise control, the Plan shall be construed in accordance with and governed by the laws of the State of California.

          XI.  SAVINGS CLAUSE

               This Plan is intended to comply in all aspects with applicable laws and regulations, including, with respect to those Employees who are officers or directors for purposes of Section 16 of the Exchange Act, Rule 16b-3 under the Exchange Act. In case any one more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law and regulation (including Rule 16b-3), the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws (including Rule 16b-
          3) so as to foster the intent of this Plan.

          XII. EFFECTIVE DATE AND TERM

               The Hexcel Corporation Long-Term Incentive Plan and the Hexcel Corporation 1995 Directors' Stock Option Plan became effective as of February 9, 1995, and April 4, 1995, respectively. The effectiveness of each such plan as incorporated in this amendment and restatement is subject to approval by stockholders of the Corporation. Awards granted under either plan prior to such approval by the stockholders shall be subject to such approval. The Plan shall terminate on February 8, 2005. No Awards shall be granted after the termination of the Plan.